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                                    EXHIBIT 5

                               OPINION OF COUNSEL

             [Letterhead of Morrison Cohen Singer & Weinstein, LLP]

                                 (212) 735-8600


                                    December 17, 1997

Cadus Pharmaceutical Corporation
777 Old Saw Mill River Road
Tarrytown, New York 10591

          Re:     Cadus Pharmaceutical Corporation
                  Post-Effective Amendment No. 2 to
                  Registration Statement on Form S-8

Gentlemen:

          We have acted as counsel to Cadus Pharmaceutical Corporation, a Delaware corporation (the "Company"), in connection with the preparation of Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 ("Amendment No. 2") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of an additional 1,000,000 shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Stock"), issuable upon the exercise of stock options and stock appreciation rights which may be granted under the Company's 1996 Incentive Plan (the "Plan").

          In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacities of all persons executing such documents and the truth and correctness of any representations or warranties contained therein. As to various questions of fact material to such opinion, we have relied upon certificates of officers of the Company.

          Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the stock options and stock appreciation rights which may be granted under the Plan, when paid for and issued in accordance with the terms of such stock options and stock appreciation rights, will be validly issued and fully paid and nonassessable.

          We hereby consent to your filing copies of this opinion as an exhibit to Amendment No. 2.

                                    Very truly yours,

                                    /s/ Morrison Cohen Singer & Weinstein, LLP

                                    MORRISON COHEN SINGER & WEINSTEIN, LLP